SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the
                                               Commission Only (as permitted
[ ]  Definitive Proxy Statement                by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             RURAL/METRO CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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
                             RURAL/METRO CORPORATION
                           8401 E. INDIAN SCHOOL ROAD
                            SCOTTSDALE, ARIZONA 85251


           ----------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 12, 2003

           ----------------------------------------------------------


To Our Stockholders:



     The Annual Meeting of Stockholders of RURAL/METRO CORPORATION, a Delaware corporation ("we" or the "Company"), will be held at the Company's corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona, on Wednesday, March 12, 2003, at 10:00 a.m., Phoenix, Arizona time, for the following purposes:

     1. To elect two (2) directors to serve for three-year terms or until their successors are elected; and

     2. To transact such other business as may properly come before the meeting or adjournment(s) thereof.


     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on January 14, 2003 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote electronically through the Internet or by telephone. Instructions for voting by the Internet or the telephone are set forth on the enclosed proxy card. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.


                                    By Order of the Board of Directors


                                    Louis G. Jekel
                                    Secretary


Scottsdale, Arizona
January 30, 2003


           ----------------------------------------------------------

  IT IS IMPORTANT THAT YOUR STOCKHOLDINGS BE REPRESENTED AT THIS MEETING PLEASE
      COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE
        ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR PROVIDE YOUR PROXY BY USING THE INTERNET OR THE TELEPHONE.

           ----------------------------------------------------------

                             RURAL/METRO CORPORATION
                           8401 E. INDIAN SCHOOL ROAD
                            SCOTTSDALE, ARIZONA 85251

           ----------------------------------------------------------

                                 PROXY STATEMENT

           ----------------------------------------------------------


     This proxy statement is being furnished to stockholders of RURAL/METRO CORPORATION, a Delaware corporation ("we" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, March 12, 2003, at 10:00 a.m., Phoenix, Arizona time, and any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Notice of the Meeting accompanies this Proxy Statement.


                            VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of the Company by our board of directors for use at the Annual Meeting for the purposes set forth in this proxy statement and in the accompanying notice of Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona.


     These proxy solicitation materials were first mailed on or about February 6, 2003, to all stockholders entitled to vote at the meeting.


VOTING SECURITIES AND VOTING RIGHTS


     Stockholders of record at the close of business on January 14, 2003, are entitled to notice of and to vote at the meeting. At the close of business on the record date, there were issued and outstanding 16,155,362 shares of our common stock and 211,549 shares of our Series B Preferred Stock ("Series B Shares"). Each share of common stock is entitled to one vote upon any proposal submitted for a vote at the Annual Meeting. Each Series B Share is convertible into 10 shares of our common stock (subject to availability of sufficient common shares). The holders of the Series B Shares are entitled to a number of votes at the Annual Meeting equal to the aggregate number of common shares into which the Series B Shares would be convertible at the record date, or 2,115,490 votes. Accordingly, as of the record date the outstanding common and preferred shares represent an aggregate of 18,270,852 votes available to be cast at the Annual Meeting.


QUORUM


     The presence, in person or by proxy, of the holders of shares of stock having a majority of the total number of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called "abstentions") and votes withheld by brokers or other nominees in the absence of instructions from beneficial owners (called "broker non-votes") will be counted for purposes of determining whether there is a quorum for the transaction of business at the meeting.


VOTE REQUIRED



     The two nominees for director receiving the highest number of affirmative votes duly cast will be elected as directors for three-year terms or until their successors are elected and qualified. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

VOTING; PROXIES

     Votes may be cast by proxy or in person at the Annual Meeting and will be tabulated by the election inspectors appointed for the Annual Meeting, who also will determine whether a quorum is present.

     The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by the telephone by following the instructions on the proxy card, and not revoted will be voted at the Annual Meeting.


     When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the election of the nominees set forth in this proxy statement, and (ii) in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.


REVOCABILITY OF PROXIES

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to our executive offices, to the attention of our corporate secretary prior to the vote at the Annual Meeting, written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet); or by attending the Annual Meeting and voting in person.

SOLICITATION

     We will pay the costs of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to beneficial owners. Certain of our directors and officers also may solicit proxies personally or by mail, telephone or e-mail without additional compensation.


Convertible Preferred Stock

     As noted above under the heading "Voting Securities and Voting Rights," there are currently issued and outstanding 211,549 Series B Shares. Each of these preferred shares is automatically convertible into 10 shares of our common stock upon notice from us to the holders of the Series B Shares. Because no shares of our common stock currently are available to permit the conversion of the Series B Shares, we anticipate that we will present a proposal to increase the authorized common shares to effect the conversion of the Series B Shares at our annual stockholders meeting to be held following fiscal 2003. While we previously intended to present such proposal in this proxy statement, doing so would require us to update our audited financial statements, primarily to reflect our former Latin American operations (which were disposed of in September 2002) as discontinued operations. Primarily due to the unavailability of Arthur Andersen LLP (which audited our financial statements in fiscal years prior to fiscal 2002), additional audit procedures will be required to accomplish the updating. Rather than incurring additional delays in holding this year's annual meeting, the proposal that would result in the conversion of the Series B Shares will be presented at a future meeting.


ANNUAL REPORT AND OTHER MATTERS

     The 2002 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our activities, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Report of the Compensation Committee of the Board of Directors," "Report of the Audit Committee of the Board of Directors," and "Company Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Act of 1934.

     WE WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE YEAR ENDED JUNE 30, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT, AS AMENDED, ALSO WILL BE FURNISHED UPON WRITTEN REQUEST AT THE ACTUAL EXPENSES WE INCUR IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

      SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock on December 3, 2002 by (i) each director; (ii) the executive officers set forth in the Summary Compensation Table under the section below entitled "Executive Compensation;" (iii) all of our directors and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our common stock.

                                                                  AMOUNT
                                                               BENEFICIALLY
                                                                  OWNED
NAME OF BENEFICIAL OWNER                                        (1)(2)(3)       PERCENT (2)
------------------------                                        ---------       -----------
Jack E. Brucker                                                 381,000 (4)         2.3%
John S. Banas, III                                              268,647 (4)         1.6%
Mary Anne Carpenter                                              25,000 (4)           *
Cor J. Clement, Sr.                                              43,250 (4)           *
Randall L. Harmsen                                              151,720 (4)           *
Louis G. Jekel                                                  137,213 (5)           *
Barry D. Landon                                                 120,767 (4)           *
Dr. Michel Sucher                                                58,546 (4)           *
William C. Turner                                                40,500 (4)           *
Henry G. Walker                                                  27,500 (4)           *
Louis A. Witzeman                                               157,356 (6)         1.0%
Executive officers and directors as a group (10 persons)      1,352,953             7.9%

5% STOCKHOLDERS:
Banque Carnegie Luxembourg S.A. (7)                           2,409,950            14.9%
5, Place de la Gare
L-1616 Luxembourg
Grand-Duchy of Luxembourg

*  Less than 1%

----------
(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2) The percentages shown are calculated based upon 16,150,029 shares of common stock outstanding on December 3, 2002. The number and percentages shown include the shares of common stock actually owned as of December 3, 2002 and the shares of common stock that the identified person or group had a right to acquire within 60 days after December 3, 2002. In calculating the percentage ownership, shares that the identified person or group had the right to acquire within 60 days after December 3, 2002 are deemed to be outstanding for the purposes of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.
(3) Excludes the following fully vested shares of common stock held by the ESOP for the benefit of the following individuals: 2,303 shares for Mr. Landon and 1,097 shares for Dr. Sucher. These persons have sole voting power with respect to the shares held in their account by the Employee Stock Ownership Plan.

(4) Includes shares of common stock issuable upon exercise of stock options with respect to the following persons: Mr. Brucker, 356,000 shares; Mr. Banas, 254,168 shares; Ms. Carpenter, 25,000 shares; Mr. Clement, 31,250 shares; Mr. Harmsen, 83,334 shares; Mr. Landon, 120,767 shares; Dr. Sucher, 24,461 shares; Mr. Turner, 32,500 shares; and Mr. Walker, 27,500 shares.
(5) Includes 85,963 shares of common stock, of which 74,299 are held by the Louis G. Jekel Trust dated July 25, 1996. Also includes 51,250 shares of common stock issuable upon exercise of stock options.
(6) Includes 106,106 shares, of which 36,062 shares are held by the Louis Witzeman, Jr. Family Investments Limited Partnership, and 70,044 shares are held by the Witzeman Family Trust. Also includes 51,250 shares of common stock issuable upon exercise of stock options.
(7) Information is based solely on a Schedule 13G, filed December 3, 2002, that was filed jointly by Banque Carnegie Luxembourg S.A., Carnegie Global Healthcare Fund Management Company S.A., Carnegie Bank A/S, D Carnegie & Co. AB and Carnegie Kapitalforvaltning AB, reporting their beneficial ownership as a group.

                           PROPOSAL TO ELECT DIRECTORS

NOMINEES

     Our certificate of incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Presently, the number of directors is fixed at seven and is divided into three classes, with one class standing for election each year for three-year terms and until successors of such class have been elected and qualified.

     As of the record date, the Board of Directors consisted of the following persons:

      Name                    Class              Year in Which Term Will Expire
      ----                    -----              ------------------------------
Jack E. Brucker                 I                             2004
Mary Anne Carpenter             I                             2004
Louis A. Witzeman               I                             2004
Louis G. Jekel                 II                             2002
William C. Turner              II                             2002
Cor J. Clement, Sr.            III                            2003
Henry G. Walker                III                            2003

     The Board of Directors has nominated Louis G. Jekel and William C. Turner for re-election as Class II directors for three-year terms or until their respective successors are elected and qualified.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

     The Board of Directors recommends a vote "FOR" the nominees named above. The two nominees for director receiving the highest number of affirmative votes duly cast will be elected as directors for three-year terms. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

     The following table sets forth information regarding our directors and executive officers, including certain biographical information.

Name                   Age   Positions with the Company
----                   ---   --------------------------

Cor J. Clement, Sr.    54    Chairman of the Board and Director (3)

Jack E. Brucker        50    President, Chief Executive Officer and Director

John S. Banas III      40    Senior Vice President and General Counsel

Barry D. Landon        55    President of Southwest Ambulance and Senior Vice
                             President of National Billing and Collections

Randall L. Harmsen     51    Vice President of Finance, Chief Accounting Officer

Mary Anne Carpenter    57    Director (1) (2) (4)

Louis G. Jekel         61    Vice Chairman of the Board, Secretary and Director

William C. Turner      73    Director (1) (2) (3) (4)

Henry G. Walker        55    Director (1) (2) (3) (4)

Louis A. Witzeman      77    Director

(1)  Member of the Compensation Committee.

(2)  Member of the Corporate Governance Committee.

(3)  Member of the Executive Committee.

(4)  Member of the Audit Committee.

     COR J. CLEMENT, SR. has served as Chairman of our Board of Directors since August 1998 and as a member of our Board of Directors since May 1992. Mr. Clement served as Vice Chairman of the Board of Directors from August 1994 to August 1998. Mr. Clement served as the President and Chief Executive Officer of NVD, an international provider of security and industrial fire protection services headquartered in the Netherlands, from February 1980 until his retirement in January 1997.

     JACK E. BRUCKER has served as our President and Chief Executive Officer and has been a member of our Board of Directors since February 2000. Mr. Brucker served as our Senior Vice President and Chief Operating Officer from December 1997 until February 2000. Mr. Brucker founded and served as President of Pacific Holdings, a strategic consulting firm, from July 1989 until December 1997. Mr. Brucker served as President of Pacific Precision Metals, a consumer products company, from September 1987 until June 1989.

     JOHN S. BANAS III has served as our Senior Vice President and General Counsel since April 2000. Mr. Banas served as our General Counsel from September 1999 through April 2000. Mr. Banas served as General Counsel at SpinCycle Inc. in Scottsdale, Arizona from 1998 to September 1999. From 1995 to 1998, he was Senior Corporate Counsel to Lam Research Corporation in Fremont, California; and from 1992 to 1995 served as corporate, real estate, and environmental counsel at the law firm of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California. Mr. Banas served as litigation counsel from 1989 to 1992 at the law firm of Thelen, Marrin, Johnson & Bridges (now Thelen, Reid & Priest) in San Francisco, California.

     BARRY D. LANDON has served as Senior Vice President of National Billing and Collections since May 2002, and Vice President of National Billing and Collections from May 2000 to May 2002. Mr. Landon also has served as the President of Southwest Ambulance since November 1999. Mr. Landon served as Director of National Billing from February 1998 to May 2000. Prior to joining the Company, Mr. Landon served as President and Chief Financial Officer of SW

General, Inc., d/b/a Southwest Ambulance, from June 1977 through February 1998, which was acquired by the Company on June 30, 1997.

     RANDALL L. HARMSEN has served as Vice President of Finance and Chief Accounting Officer since July 2000. Mr. Harmsen served as Vice President of Network Management and Chief Financial Officer for United Healthcare of Arizona Inc. in Phoenix, Arizona, from 1997 until the time he joined our Company. From 1994 to 1997, he was Vice President of Finance for Carondelet Health Care Corporation in Tucson, Arizona. From 1989 to 1994, Mr. Harmsen served as Chief Financial Officer for Presbyterian Healthcare Services in Albuquerque, New Mexico; and from 1977 to 1989, he was Chief Financial Officer for St. Luke's Hospital in Davenport, Iowa.

     MARY ANNE CARPENtER has been a member of our Board of Directors since January 1998. Ms. Carpenter served as Executive Vice President and Executive Committee member of First Health Group Corp., a publicly traded managed health care company, from January 1993 until her retirement in May 2001. From October 1991 until January 1993, Ms. Carpenter served as Senior Vice President, and from July 1986 through October 1991, as Vice President of First Health Group Corp. Ms. Carpenter has served on panels for several other national health care organizations.

     LOUIS G. JEKEL has served as our Secretary and as a member of our Board of Directors since 1968 and as Vice Chairman of our Board of Directors since August 1998. Mr. Jekel is a partner in the law firm of Jekel & Howard, Scottsdale, Arizona.

     WILLIAM C. TURNER has been a member of our Board of Directors since November 1993. Mr. Turner is currently Chairman and Chief Executive Officer of Argyle Atlantic Corporation, an international merchant banking and management consulting firm; a trustee of the United States Council for International Business; a trustee and past Chairman of the American Graduate School of International Management (Thunderbird); and a Board member and former Chairman of the Board of Directors of Mercy Ships International, Incorporated. Mr. Turner is also a former United States Ambassador and permanent representative to the Organisation for Economic Co-operation and Development.

     HENRY G. WALKER has been a member of our Board of Directors since September 1997. Since April 1997, he has served as President and Chief Executive Officer of the Sisters of Providence Health System, comprised of hospitals, long-term care facilities, physician practices, managed care plans, and other health and social services. From 1996 to March 1997, Mr. Walker served as President and Chief Executive Officer of Health Partners of Arizona, a state-wide managed care company. From 1992 to 1996, he served as President and Chief Executive Officer of Health Partners of Southern Arizona, a healthcare delivery system. Mr. Walker is a member of the National Advisory Council of the Healthcare Forum, and also serves as a director of Consolidated Catholic Healthcare a private non-profit company.

     LOUIS A. WITZEMAN is the founder of our Company. Mr. Witzeman has served as a member of our Board of Directors since our formation in 1948, currently serving as Chairman of the Board Emeritus. Mr. Witzeman served as our Chief Executive Officer and Chairman of the Board of Directors from 1948 until his retirement in 1980.

     Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of our directors or officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed the following standing committees: a Compensation Committee; a Corporate Governance Committee; an Executive Committee; and an Audit Committee. Membership in the committees is indicated in the table above.

     THE COMPENSATION COMMITTEE. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives. The Compensation Committee also reviews the succession planning for key executive personnel, monitors employee relations issues, and oversees senior management structure. The Committee held two meetings during the fiscal year ended June 30, 2002.

     CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee reviews credentials of existing and prospective directors and selects classes of directors. The Committee will also consider individuals recommended by stockholders for Board membership. For information concerning stockholder nominations of candidates for election as directors, see "Deadline for Receipt of Stockholder Proposals; Discretionary Authority," below. The Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to our Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The Corporate Governance Committee held two meetings during the fiscal year ended June 30, 2002.

     EXECUTIVE COMMITTEE. The Executive Committee acts as a liaison between management and the Board of Directors. At times the Board of Directors empowers the Executive Committee to take certain actions on behalf of the Board of Directors between regularly scheduled meetings. The Executive Committee did not meet during the fiscal year ended June 30, 2002.

     AUDIT COMMITTEE. The Audit Committee reviews our annual and quarterly financial statements and related SEC filings, significant accounting issues and the scope of the audit with our independent accountants, and is available to discuss other audit related matters with our independent accountants that may arise during the year. The Audit Committee held 12 meetings during the fiscal year ended June 30, 2002.

     Our Board of Directors held a total of eight meetings during the fiscal year ended June 30, 2002. All of the members of the Board of Directors, with the exception of Ms. Carpenter, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director was a member.

DIRECTOR COMPENSATION AND OTHER INFORMATION

     Officers  who  serve  on the  Board  of  Directors  receive  no  additional compensation. We paid a director's fee in fiscal 2002 to Mr. Clement, our Chairman of the Board of Directors, of $45,000 plus reimbursement for expenses for each Board or committee meeting he attended. We pay all other non-employee Board members, with the exception of Mr. Witzeman, an annual retainer of $15,000. Non-employee directors, with the exception of Mr. Jekel, also receive $1,000 for each Board meeting attended, $500 for each Board meeting participated in telephonically, $500 for each committee meeting attended, and $250 for each committee meeting participated in telephonically. We also pay $2,500 annually to any non-employee chairman of each of the committees of the Board of Directors. Under the terms of our 1992 Stock Option Plan, which expired in November 2002, non-employee directors received (i) stock options to purchase 10,000 shares upon their first election to the Board of Directors and options to purchase 2,500 shares at the meeting of the Board of Directors held immediately after the annual meeting of stockholders (except that the Chairman of the Board receives stock options to acquire 5,000 shares), and (ii) each year each non-employee Board member received stock options to acquire a number of shares equal to 1,000 shares for each $0.05 increase in our earnings per share over the previous fiscal year, subject to a maximum of 5,000 shares of stock per non-employee
Board member. Messrs. Jekel and Witzeman receive compensation for consulting services, which includes serving on the Board of Directors. See "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation." In fiscal 2002, we granted to the following individuals options to purchase the following shares of common stock as consideration to serve as a director: 5,000 to Mr. Clement, and 2,500 to each of Messrs. Jekel, Turner, Walker, Witzeman, and Ms. Carpenter. The options have an exercise price of $0.44 per share. In addition, in October 2002, we granted options to purchase 5,000 shares of common stock to each of the following non-employee Board members in connection with our earnings per share over the previous fiscal year: Messrs. Clement, Jekel, Turner, Walker, Witzeman, and Ms. Carpenter. The options have an exercise price of $2.24 per share.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee, which consists of Messrs. Turner and Walker and Ms. Carpenter, adopted a charter on June 13, 2000. A copy of such charter has been previously included with our proxy statement for the 2001 Annual Meeting of Stockholders. Each member of the Audit Committee is "independent," as defined by the listing rules of the Nasdaq Stock Market. The Audit Committee has reviewed and discussed with management the audited financial statements for June 30, 2002 and discussed with our independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers, LLP ("PwC") required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PwC its independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in its

Annual Report on Form 10-K, as amended, for fiscal 2002 for filing with the Securities and Exchange Commission.

     The members ofthe Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent accountants are in fact "independent."

                                    Audit Committee of the Board of Directors


                                    Henry G. Walker, Chairman
                                    Mary Anne Carpenter
                                    William C. Turner

AUDIT FEES

     The aggregate fees relating to the fiscal 2002 audit and review of our quarterly financial information totaled $517,968, of which $246,936 was billed during the fiscal year ended June 30, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During fiscal year 2002, the Company did not engage its independent accountants to perform financial information systems design and implementation.

ALL OTHER FEES

     During fiscal year 2002, all other fees paid to PwC amounted to $35,650, which primarily related to tax compliance and the review of other securities filings during the year.

     The Audit Committee of the Board of Directors considered whether the provision of non-audit services is consistent with maintaining the accountant's independence.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth the total compensation received for services rendered to us in all capacities for the fiscal years ended June 30, 2000, 2001, and 2002 by our Chief Executive Officer and our three most highly compensated executive officers who were in office at June 30, 2002. The table also sets forth this information for one other executive officer who is no longer with our Company at June 30, 2002, whose aggregate cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                      -----------
                                                       ANNUAL COMPENSATION            SECURITIES      ALL OTHER
NAME AND PRINCIPAL                                ------------------------------      UNDERLYING     COMPENSATION
POSITION AT YEAR-END                   YEAR       SALARY ($) (1)       BONUS ($)      OPTIONS (#)       ($)(2)
--------------------                   ----       --------------       ---------      -----------       ------
Jack E. Brucker                        2002         $ 594,615          $ 307,000       125,000         $ 3,400
Chief Executive Officer                2001         $ 447,077          $  43,600       200,000         $ 3,200
and President (3)                      2000         $ 314,246                 --        21,000         $ 3,200

John S. Banas III                      2002         $ 267,692          $  84,000        80,000         $ 2,400
Senior Vice President                  2001         $ 207,800          $  18,020       150,000              --
and General Counsel                    2000         $ 126,438                 --        17,500              --

Barry D. Landon                        2002         $ 209,231          $  87,500        70,000              --
Senior Vice President of               2001         $ 199,039          $  87,500        30,000              --
National Billing and Collections       2000         $ 174,269          $  45,750        15,000              --

Randall L. Harmsen                     2002         $ 200,000          $  64,750        60,000         $ 3,373
Vice President of Finance              2001         $ 182,577                 --        20,000              --
                                       2000                --                 --            --              --

Dr. Michel Sucher                      2002         $ 210,000(5)             ---            --
Former Senior Vice President and       2001         $ 201,923          $  19,500        75,000         $ 3,200
Chief Medical Officer (4)              2000         $ 184,231                 --        12,500         $ 3,200

----------
(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the officers listed.
(2)  Consists of company-matching contributions to our 401(k) plan paid in cash.
(3) Mr. Brucker became our President and Chief Executive Officer in February 2000. From December 1997 until February 2000, Mr. Brucker served as our Senior Vice President and Chief Operating Officer.
(4) Dr. Sucher became an executive officer of our Company during February 2000. Dr. Sucher's employment with the Company terminated in July 2001.
(5)  Includes $193,846 paid to Dr. Sucher pursuant to his employment agreement.

OPTION GRANTS

     The following table represents the options granted to the listed officers in the last fiscal year and the value of the options.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     PERCENT OF
                                NUMBER OF           TOTAL OPTIONS
                                SECURITIES           GRANTED TO      EXERCISE OR                    GRANT DATE
                                UNDERLYING          EMPLOYEES IN     BASE PRICE    EXPIRATION     PRESENT VALUE
                          OPTIONS GRANTED (#)(1)     FISCAL YEAR      ($/SHARE)       DATE            ($)(2)
                          ----------------------     -----------      ---------       ----            ------
Jack E. Brucker                 125,000(3)               6.9%            0.84         7/2/2011        $36,725
John S. Banas III                80,000                  4.4%            0.39       12/17/2011        $14,165
Barry D. Landon                  70,000                  3.9%            0.39       12/17/2011        $12,395
Randall L. Harmsen               60,000                  3.3%            0.39       12/17/2011        $10,624
Dr. Michel Sucher (4)                --

----------
(1) Except as otherwise indicated, all of the options vest and become exercisable as follows: one-third at grant date in December 2001, one-third in December 2002 and one-third in December 2003.
(2) The hypothetical present value of the options at the date of grant was determined using the Black-Scholes option pricing model. The Black-Scholes model estimates the present value of an option by considering a number of factors, including the exercise price of the option, the volatility of our common stock, the dividend rate, the term of the option, the time it is expected to be outstanding, and interest rates. The Black-Scholes values were calculated using the following assumptions: (a) risk-free interest rate of 2.27%; (b) a dividend yield of 0.00%; (c) an expected life of the option after vesting of 2.72 years; and (d) an expected volatility of 80.33%.
(3) Mr. Brucker's options vested and became exercisable immediately upon grant in July 2001.
(4)  Dr. Sucher's employment terminated in July 2001.

OPTION HOLDINGS

     The following table represents certain information with respect to the options held by the listed officers as of June 30, 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                    OPTIONS AT                  IN-THE-MONEY OPTIONS
                        SHARES ACQUIRED                         FISCAL YEAR-END(#)             AT FISCAL YEAR-END (2)
                        ON EXERCISE OF         VALUE        ---------------------------     ---------------------------
                       STOCK OPTIONS(#)    REALIZED (1)     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
                       ----------------    ------------     -----------   -------------     -----------   -------------
Jack E. Brucker                --                  --         356,000         50,000          $587,750       $ 80,500
John S. Banas III              --                  --         144,167        103,333          $296,868       $277,232
Barry D. Landon                --                  --          84,934         59,166          $117,335       $171,365
Randall L. Harmsen             --                  --          40,000         40,000          $104,100       $128,800
Dr. Michel Sucher          25,000            $ 32,000              --             --          $     --       $     --

----------
(1) Calculated based on the market price at exercise multiplied by the number of options exercised less the total exercise price of the options exercised.
(2) Calculated based on $3.61, which was the closing sales price of our common stock as quoted on the Nasdaq Small Cap Market on June 28, 2002, multiplied by the number of applicable shares in-the-money less the total exercise price.

EMPLOYMENT AGREEMENTS

     Effective  July 1, 2001, we entered into an employment  agreement with Jack
E. Brucker, our President and Chief Executive Officer, for a five-year term expiring July 1, 2006, which automatically renews for one-year periods thereafter. Mr. Brucker receives a base salary of $600,000, and participates in our stock option plans and other generally available benefit programs. Mr. Brucker also received a signing bonus of $200,000, 50% of which was paid to him on July 1, 2001, and 50% of which was paid on July 1, 2002. In addition, Mr. Brucker participates in our management incentive program that provides bonuses to executive officers and other members of management based upon our achieving certain financial and operating goals as well as the achievement of individual objectives established for each participant. Mr. Brucker's employment agreement provides that should we terminate his employment agreement without cause, should he terminate his employment agreement for good reason, should we not renew his employment agreement without cause, should he not renew his employment agreement for good reason, or should we propose to modify his employment agreement in a manner which gives him good reason to terminate the employment agreement, he will receive his then effective base salary and other benefits provided by the employment agreement immediately following the effective date of termination of employment for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between July 1, 2001, and the effective date of termination of employment. If Mr. Brucker terminates his employment agreement without good reason (and for reasons other than health considerations), he will not receive any severance benefits and will pay us a sum equal to the net base salary received by him during the period equal to the greater of (i) two years preceding termination of employment, or (ii) five years minus the number of days between July 1, 2001 and the effective date of the termination of employment.

     Under the employment agreement, Mr. Brucker has agreed not to compete against us after the termination of the employment agreement for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between July 1, 2001 and the effective date of the termination of employment. Mr. Brucker may elect to shorten such non-compete period to not less than 12 months. Upon such election we will no longer be required to pay Mr. Brucker any severance benefits. In addition, if Mr. Brucker is receiving severance benefits under the employment agreement and he elects to solicit clients, employees, or otherwise competes with us at any time after his termination of employment or discloses confidential information, we will no longer be obligated to pay Mr. Brucker any severance benefits.

     In April 2001, we entered into an employment agreement with Mr. John S. Banas III to become our Senior Vice President and General Counsel for a two-year term expiring April 23, 2003, which automatically renews for one-year periods thereafter. Under Mr. Banas' employment agreement, he is to receive a base salary of $240,000, and is entitled to participate in our stock option plans and our other generally available benefit programs. Mr. Banas is also entitled to participate in our management incentive program that provides bonuses to executive officers and other members of management based upon our achieving certain financial and operating goals as well as the achievement of individual objectives established for each participant. Mr. Banas' employment agreement provides that should we terminate his employment agreement without cause, should he terminate his employment agreement for good reason, should we not renew his employment agreement without cause, should he not renew his employment agreement for good reason, or should we propose to modify his employment agreement in a manner which gives him good reason to terminate the employment agreement, he will receive his then effective base salary and other benefits provided by the employment agreement immediately following the effective date of termination of employment for a period of 24 months. If Mr. Banas terminates his employment agreement without good reason, he will not receive any severance benefits.


     Under the employment agreement, Mr. Banas has agreed not to compete against us after the termination of the employment agreement for a period of 24 months after the effective date of the termination of employment. Mr. Banas may elect to shorten such non-compete period to 12 months. Upon such election we will no longer be required to pay Mr. Banas any severance benefits. In addition, if Mr. Banas is receiving severance benefits under the employment agreement and he elects to solicit clients, employees, or otherwise competes with us at any time after his termination of employment or discloses confidential information, we will no longer be obligated to pay Mr. Banas any severance benefits.


     In June 2000, we entered into an employment agreement with Mr. Harmsen for a term expiring December 31, 2000, which agreement automatically renews for one-year periods thereafter. Mr. Harmsen receives a base salary of $185,000, and is entitled to participate in our management incentive program, stock option plans and other generally available benefit programs. Mr. Harmsen's employment agreement provides that should his employment agreement terminate or fail to be renewed without cause or for good reason, as defined, or should we propose to modify his employment agreement in a manner which gives him good reason to terminate the employment agreement, he will receive his base salary and other benefits for 12 months. If Mr. Harmsen terminates his employment agreement without good reason, he will not receive any severance benefits. Mr. Harmsen has agreed not to compete against us for 24 months after the effective date of termination.

     An employment agreement with Dr. Sucher expired in December 2000. Due to Dr. Sucher's termination on July 12, 2001, Dr. Sucher is entitled to receive certain severance benefits, including base salary and other benefits provided by the agreements for one year from the date of termination. In addition, his employment agreement provides for us to indemnify him for certain liabilities arising from actions taken within the scope of employment.

     Change of control agreements entered into by Messrs. Brucker, Banas and Harmsen provide that in the event of a change of control and the surviving entity or individuals in control do not offer such persons employment, terminate their employment without cause, or such persons terminate their employment for good reason, such persons will receive a sum equal to (A) 200% (150% in the case of Mr. Harmsen) of (i) their applicable annual base salary, and (ii) the amount of incentive compensation paid or payable to them during the calendar year preceding the calendar year in which the change of control occurs, plus (B) the full amount of any payments due under such employee's employment agreement. In addition, each executive would be entitled to receive certain benefits, including the acceleration of exercisability of their stock options or the payment of the value of such stock options in the event they are not accelerated or replaced with comparable options. Pursuant to the terms of the change of control agreements, the health and other benefits received under the change of control agreement by such executive will be reduced or eliminated to the extent such benefits are received under the executive's employment agreement. In addition, the change of control agreements place a ceiling on the aggregate amount of benefits any executive may receive under the agreement. Each executive will receive an amount equal to 2.99 times the amount of annualized includable compensation received by the executive as determined under the Internal Revenue Code. Any payments received under the change of control agreement may be reduced by amounts we pay such executive under their respective employment agreements.

     For purposes of the change of control agreements, "good reason" includes a reduction of their respective duties and/or salary or the surviving entity's failure to assume their respective employment and change of control agreements.

For purposes of the change of control agreements, a "change of control" includes
(i) the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of 30% or more of the combined voting power of our then outstanding voting securities; (ii) during any two-year period, our Board members at the beginning of such period cease to constitute at least a majority thereof (except that any new Board member approved by at least two-thirds of the Board members then still in office, who were directors at the beginning of such period, is considered to be a member of the current Board); or (iii) approval by our stockholders of certain reorganizations, mergers, consolidations, liquidations, or sales of all or substantially all of our assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 2002, our Compensation Committee consisted of Messrs. Walker, and Turner and Ms. Carpenter, currently directors of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us from our executive officers and directors during the fiscal year ended June 30, 2002, or written representations from such persons that no other reports were required, except as set forth below, we believe that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year. Based solely on our review of the copies of the reports furnished to us by Carnegie Global Healthcare Fund Management ("Carnegie"), Carnegie did not timely file reports required under Section 16(a) of the Exchange Act during the fiscal year ended June 30, 2002. Carnegie did not timely file a Form 3 for June 2002 reporting its acquisition of over 10% of our common stock. In addition, Carnegie failed to timely file a Form 4 for June 2002 reporting two transactions in which Carnegie acquired additional shares of our common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We paid approximately $138,000 during the year ended June 30, 2002 for legal services to Jekel & Howard, of which Lou Jekel, a member of our Board of Directors, is a principal.

     Louis A. Witzeman, a member of our Board of Directors, is our founder and served as our Chief Executive Officer until 1980. Mr. Witzeman was paid approximately $46,000 during the year ended June 30, 2002 under four leases for fire and ambulance stations. These leases may be cancelled by us at any time. Mr. Witzeman received $89,000 during the fiscal year ended June 30, 2002 for fire protection and EMS advisory and consulting services and for serving on the Board of Directors. We also provide Mr. Witzeman with an automobile for personal use.

     We believe that all of the related party transactions listed above were provided on terms no less favorable to us than could have been obtained from unrelated firms or third parties. All future transactions between us and our officers, directors, and principal stockholders are expected to be on terms no less favorable to us than could be obtained from unaffiliated persons and will require the approval of our independent directors.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

GENERAL

     The Compensation Committee of the Board of Directors administers the compensation programs for our executive officers. The committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of management's programs.

     The committee presents the following report on the compensation for our executive officers for fiscal 2002.

OVERVIEW AND PHILOSOPHY

     Our executive compensation programs are based on the belief that the interests of executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented toward a pay-for-performance philosophy that includes a significant percentage of variable compensation, and results in executives accumulating significant equity positions in our common stock. The committee has established the following principles to guide development of our compensation programs and to provide a framework for compensation decisions:

     - provide a total compensation package that will attract the best talent to our Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value;

     - establish annual incentives for senior management that are directly tied to the overall financial performance of our Company; and

     - implement longer-term incentives that focus executive officers on managing from the perspective of an owner with an equity stake in the business, principally by the granting of stock options.

COMPENSATION PROGRAMS AND PRACTICES

     The committee determines salary ranges and incentive award opportunities for all corporate officers. Our management compensation program consists of cash and equity based components.

     Cash Component: Cash compensation is designed to fluctuate with our performance. In the years that we exhibit superior performance, cash compensation is designed to generally be above average levels; when financial performance is below goal, cash compensation is designed to be below average competitive levels. This is achieved through the Management Incentive Plan, or MIP, which is paid out annually only if predetermined quantitative and qualitative goals are attained.

          Base Pay: Base pay guidelines are established for our officers and managers based on their relative job content. Individual base pay within the guidelines is based on sustained individual performance toward achieving our goals. Annual modifications to base pay levels are proposed by the President and approved by the committee each August. Base pay modifications, excluding promotions, for executive officers averaged approximately 18.6% in fiscal 2002.

          Management Incentive Plan: The MIP is an annual cash incentive plan. At the beginning of each fiscal year, performance goals are created between us and the executive that document the executive's accountabilities, and define levels of performance on those accountabilities. A portion of the performance goal is weighted to our overall financial performance of the Company, and a portion is weighted to the executive's particular area of responsibility. MIP opportunity for executive officers can be as high as 55% of the executive's base pay. For fiscal 2002, we made the following payments:
          Mr. Brucker,  $330,000; Mr. Banas, $135,000; Mr. Landon, $100,000; and
          Mr. Harmsen, $83,250.

          Equity-based Component: We have a long history of encouraging employees to become stockholders. In 1989, we implemented our first stock option plan through which we could grant qualified and non-qualified stock options to management employees. In 1994, we implemented our ESPP, whereby shares of our common stock may be purchased through payroll deductions at 85% of its market value. We believe that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on the future appreciation of our stock. The Board grants stock options using criteria consistent with the level of an executive's anticipated impact on our goals and objectives. See "Executive Compensation -- Option Grants" for options granted to executive officers during fiscal 2002.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     We use the same factors and criteria described above in making compensation decisions regarding our Chief Executive Officer. Mr. Brucker became our Chief
Executive Officer and President during February 2000. During the 2002 fiscal year, Mr. Brucker was compensated pursuant to a five-year employment agreement that was effective commencing July 1, 2001. Pursuant to the agreement Mr. Brucker's base pay was $600,000 and he received a signing bonus of $200,000. As noted above, in connection with the Management Incentive Plan for the 2002 fiscal year, Mr. Brucker also received a performance bonus of $330,000, which was paid in July 2002. In determining Mr. Brucker's salary pursuant to the employment agreement, we took into account publicly-available information concerning executive compensation provided by comparably-sized companies in the Phoenix, Arizona metropolitan area and by other companies in our industry. We also took into account recent progress in achieving operational objectives and the importance of retaining Mr. Brucker's services for the benefit of the Company. See the table under "Executive Compensation -- Option Grants" for information regarding the options granted to Mr. Brucker during fiscal 2002.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective in 1994, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

     We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

                                      Members of the Compensation Committee


                                      Henry G. Walker
                                      William C. Turner
                                      Mary Anne Carpenter


                            COMPANY PERFORMANCE GRAPH

     The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) our common stock; (ii) the NASDAQ Combined Composite Index; and (iii) the NASDAQ Health Services Index. Because we did not pay dividends on our common stock during the measurement period, the calculation of the cumulative total stockholder return on the common stock did not include dividends. Because of the small number of publicly traded companies in our peer group, we do not believe we can reasonably identify a group of peer issuers. The graph assumes $100 was invested on July 1, 1997.

                        6/30/1997  6/30/1998  6/30/1999  6/30/2000  6/30/2001  6/30/2002
                        ---------  ---------  ---------  ---------  ---------  ---------
Rural/Metro                100         45         33          6          3         12
NASDAQ Composite           100        131        186        275        150        101
NASDAQ Health Services     100         97         92         71        101         99

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PwC, independent accountants, to audit our consolidated financial statements for the fiscal year ending June 30, 2003. PwC served as our independent accountants for the fiscal year ended June 30, 2002. Notwithstanding the appointment, the board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the board feels that such a change would be in the Company's best interest.

     We believe a representative of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

          CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

     On January 2, 2002, we dismissed Arthur Andersen LLP ("Andersen") as our independent public accountants as reported on the Form 8-K dated January 2, 2002. The decision to change our accounting firm was recommended and approved by the Audit Committee of our board and approved by our board.


     During the fiscal years ended June 30, 2000 and 2001 and the subsequent interim reporting period from June 30, 2001, through and including the termination date of January 2, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure. Additionally, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during such periods, except that Andersen issued a letter dated October 31, 2000 summarizing material weaknesses in certain aspects of our internal controls that were noted during Andersen's audit of our financial statements for the fiscal year ended June 30, 2000. The letter recommended examination and augmentation, as appropriate, of certain aspects of our internal control procedures, including the following: (1) our reserve analysis for the allowance for doubtful accounts, including the quarterly procedures to be performed in the reserve analysis and the involvement of additional management personnel in such analysis; (2) our assessment of asset realization, including our application of relevant accounting pronouncements, and the involvement of additional field operational personnel in such assessment on a quarterly basis; (3) our risk management function, including its analysis, documentation, and procedures related to workers' compensation and general liability reserves; and (4) our compliance with documentation and billing procedures, including training, supervision, and internal audit functions pertaining to such procedures. The Audit Committee of our board, the board, and management discussed the recommendations with Andersen. We have taken steps to address each internal control recommendation. Although Andersen provided us with a summary of internal control recommendations developed in connection with the audit of our financial statements for the fiscal year ended June 30, 2001, none of the underlying conditions were determined by Andersen to represent material weaknesses. We authorized Andersen to respond fully to any inquiries of PwC concerning the internal control recommendations.

     The report of Andersen on our financial statements for each of the fiscal years ended June 30, 2000 and 2001 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of Andersen on our financial statements for each of the fiscal years ended June 30, 2000 and 2001 was modified as to the uncertainty related to our ability to continue as a going concern.

     On February 4, 2002, we formally engaged PwC as our independent public accountants. The decision to change accounting firms was approved by the Audit Committee of our board and approved by our board.


     We did not consult with PwC during the fiscal years ended June 30, 2002 and 2001 or during the subsequent interim reporting period from June 30, 2001, through and including the engagement date of February 4, 2002, on either the application of accounting principles or the type of opinion PwC might issue on our financial statements.


     We requested Andersen to furnish a letter addressed to the SEC stating whether Andersen agrees with our statements above. A copy of this letter addressed to the SEC, dated January 9, 2002, is filed as an exhibit to the Form 8-K filed by us on January 9, 2002.

                       DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSALS; DISCRETIONARY AUTHORITY


     Any stockholder who intends to present a proposal at the annual meeting of stockholders for the year ending June 30, 2003 and have it included in our proxy materials for that meeting must deliver the proposal to us for our consideration no later than October 2, 2003 and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     In addition, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as a director or to introduce an item of business at the annual meeting of stockholders following fiscal year 2003. Under these procedures, a notice setting forth information specified in the bylaws must be received by us no later than (i) 60 days prior to the annual meeting if such meeting is held between February 11, 2004 and March 12, 2004; (ii) 90 days prior to the annual meeting if such meeting is held on or after March 12, 2004; or (iii) if the 2003 annual meeting is held on another date, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting.


     Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals properly presented at the Annual Meeting, except in circumstances where (i) we receive notice of the proposed matter prior to the deadline set forth in our Bylaws; and (ii) the proponent complies with the other requirements set forth in Rule 14a-4. We did not receive notice of any stockholder proposal prior to such deadline; therefore, no stockholder proposal may be properly presented at the Annual Meeting.

                         HOUSEHOLDING OF PROXY MATERIALS

     In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

     If you are currently receiving multiple copies of our proxy statement and Annual Report at your address and would like to request householding of your communications, please contact your broker. Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Rural/Metro Corporation, 8401 E. Indian School Road, Scottsdale, AZ 85251, Attn: General Counsel.

                                  OTHER MATTERS

     We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


Scottsdale, Arizona
January  30, 2003

                                                                 COMPANY NUMBER:
                                                                 CONTROL NUMBER:

                             RURAL/METRO CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            RURAL/METRO CORPORATION
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 12, 2003
                AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF

     The undersigned stockholder of Rural/Metro Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Jack E. Brucker and John S. Banas, III, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of RURAL/METRO CORPORATION to be held at Company's corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona, on Wednesday, March 12, 2003, at 10:00 a.m., Phoenix, Arizona time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock and/or Preferred Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE NOMINEES IN THE PROPOSAL, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


     THERE ARE THREE WAYS TO PROVIDE YOUR PROXY:

                         BY TELEPHONE                                       BY INTERNET

     *    Quick                                             *     Quick
     *    Easy                                              *     Easy
     *    Immediate                                         *     Immediate

     Call Toll-Free on any Touch-Tone Phone

     Follow these easy steps:                               Follow these easy steps:

     1. Read the accompanying Proxy Statement and Proxy     1. Read the accompanying Proxy Statement and
        Card                                                   Proxy Card

     2. Call the toll-free number 1-800-690-6903. Not       2. Go to the Website http://www.proxyvote.com
        available to stockholders residing outside the
        United States. Stockholders residing outside
        the United States are urged to use the Internet.

     3. Have your voting instruction card available when    3. Have your voting instruction card available
        you call.                                              when you access the Website.

     4. You will be prompted to enter your Control Number   4. You will be prompted to enter your Control
        (located above).                                       Number (located above).

     5. Follow the simple instructions of the automated     5. Follow the instructions provided.
        attendant.

        CALL 1-800-690-6903 ANYTIME                         GO TO HTTP://WWW.PROXYVOTE.COM

BY MAIL

     Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

                               PLEASE DETACH HERE.

1. ELECTION OF DIRECTORS

   [ ]  FOR all nominees listed below (except as indicated)
   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

        If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:


              Louis G. Jekel                     William C. Turner


   and upon such other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

                                        A   majority   of  such   attorneys   or
                                        substitutes  as  shall  be  present  and
                                        shall  act  at  said   meeting   or  any
                                        adjournment or adjournments  thereof (or
                                        if only one  shall be  present  and act,
                                        then  that  one)   shall  have  and  may
                                        exercise all of the powers of said attorneys-in-fact hereunder.

Dated:
      ------------------------------

                                        SIGNATURES:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        (This Proxy  should be dated,  signed by
                                        the stockholder(s) exactly as his or her
                                        name   appears   hereon,   and  returned
                                        promptly  in  the   enclosed   envelope.
                                        Persons signing in a fiduciary  capacity
                                        should so  indicate.  If shares are held
                                        by  joint   tenants   or  as   community
                                        property,   both   stockholders   should
                                        sign.)